UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2016

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2016, Cytori Therapeutics, Inc. ("Company") entered into an Amendment No. 1 to Dealer-Manager Agreement (the "Amendment") with Maxim Group LLC ("Maxim").  Pursuant to the Amendment, the Company agreed that, for the period commencing on the expiration date of the rights offering and ending on the date immediately following the 90th calendar day after the closing date, neither the Company nor any subsidiary shall issue any shares of common stock or any securities exercisable or convertible in to common stock without the written consent of Maxim subject to certain exceptions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On June 13, 2016, Cytori Therapeutics, Inc. ("Cytori") issued a press release announcing the expiration of its rights offering.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

10.1	Amendment No. 1 to Dealer-Manager Agreement, dated June 12, 2016, by and between the Company and Maxim Group LLC.
99.1	Cytori Therapeutics, Inc. Press Release, dated June 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: June 13, 2016	By: /s/ Tiago Girao
Tiago Girao
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Dealer Manager Agreement, dated June 12, 2016
99.1	Cytori Therapeutics, Inc. Press Release, dated June 13, 2016